Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended June 30, 2021 and Declaration of Distributions of Common Stock for the Months Ending October 31, November 30, and December 31, 2021.

GREENWICH, CT – 7/27/2021 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (Nasdaq: OXSQG) (the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended June 30, 2021.

●	As of June 30, 2021, net asset value (“NAV”) per share was $4.91, compared with the NAV per share of $4.88 at the prior quarter end.

o	For the quarter ended June 30, 2021 we recorded GAAP net investment income of approximately $2.8 million, or $0.06 per share.

o	We recorded net unrealized appreciation of approximately $2.5 million and net realized gains on investments of approximately $1.2 million for the quarter ended June 30, 2021, compared to net unrealized appreciation of approximately $31.0 million and net realized losses on investments of approximately $14.1 million for the quarter ended March 31, 2021.

o	In total, we had a net increase in net assets from operations of approximately $6.5 million, or $0.13 per share, for the quarter ended June 30, 2021, compared with a net increase in net assets from operations of approximately $21.8 million, or $0.44 per share, for the quarter ended March 31, 2021.

●	Total investment income for the quarter ended June 30, 2021 amounted to approximately $7.8 million, compared with approximately $9.4 million for the quarter ended March 31, 2021. For the quarter ended June 30, 2021 the components of investment income were as follows:

●	$3.6 million from our debt investments

●	$4.1 million from our CLO equity investments

●	$100,000 from other income

●	Our total expenses for the quarter ended June 30, 2021 were approximately $5.1 million, compared with total expenses of approximately $4.5 million for the first quarter of 2021.

●	During the second quarter of 2021, we made investments of approximately $99.5 million and recorded proceeds of approximately $3.0 million from sales of investments, and $0.6 million from repayments and amortization payments on our debt investments.

●	As of June 30, 2021, the following metrics applied (note that none of these values represents a total return to shareholders):

o	The weighted average yield of our debt investments was 7.6% at current cost, compared with 7.7% as of March 31, 2021.
o	The weighted average effective yield of our CLO equity investments at current cost was 10.4%, compared with 9.4% as of March 31, 2021.
o	The weighted average cash distribution yield of our cash income producing CLO equity investments at current cost was 18.8%, compared with 17.9% as of March 31, 2021.

●	Our weighted average credit rating was 2.1 based on total fair value and 2.3 based on total principal amount as of June 30, 2021, compared to 2.1 based on total fair value and 2.2 based on total principal amount as of March 31, 2021.

●	As of June 30, 2021, we had two debt investments on non-accrual status, with a combined fair value of $7.8 million. Also, as of June 30, 2021, our preferred equity investments in one of our portfolio companies were on non-accrual status, which had zero fair value.

●	On July 22, 2021, our Board of Directors declared the following distributions on our common stock:

Month Ending	Record Date	Payment Date	Amount Per Share
October 31, 2021	October 15, 2021	October 29, 2021	$0.035
November 30, 2021	November 16, 2021	November 30, 2021	$0.035
December 31, 2021	December 17, 2021	December 31, 2021	$0.035

We will hold a conference call to discuss second quarter results today, Tuesday, July 27th, 2021 at 9:00 AM ET. The toll-free dial-in number is 1-888-339-0740. There will be a recording available for 30 days. If you are interested in hearing the recording, please dial 1-877-344-7529. The replay pass-code number is 10159023.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $484,111,949 and $407,547,351, respectively)	$404,821,888	$294,674,000
Affiliated investments (cost: $16,836,822 and $16,836,822, respectively)	—	—
Cash equivalents	63,592,092	59,137,284
Interest and distributions receivable	3,507,802	2,299,259
Securities sold not settled	—	950,000
Other assets	548,719	597,238
Total assets	$472,470,501	$357,657,781
LIABILITIES
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs of $894,047 and $1,055,065, respectively	$63,476,178	$63,315,160
Notes payable – 6.25% Unsecured Notes, net of deferred issuance costs of $1,127,461 and $1,243,082, respectively	43,663,289	43,547,668
Notes payable – 5.50% Unsecured Notes, net of deferred issuance costs of $2,663,662 and $0, respectively	77,836,338	—
Securities purchased not settled	40,803,008	23,156,556
Base Fee and Net Investment Income Incentive Fee payable to affiliate	1,434,484	1,159,703
Accrued interest payable	982,435	478,191
Accrued expenses	811,833	573,977
Total liabilities	229,007,565	132,231,255
COMMITMENTS AND CONTINGENCIES
NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 49,624,422 and 49,589,607 shares issued and outstanding, respectively	496,243	495,895
Capital in excess of par value	452,810,632	452,650,210
Total distributable earnings/(accumulated losses)	(209,843,939)	(227,719,579)
Total net assets	243,462,936	225,426,526
Total liabilities and net assets	$472,470,501	$357,657,781
Net asset value per common share	$4.91	$4.55

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$3,602,389	$4,873,382	$7,824,426	$10,527,637
Income from securitization vehicles and investments	4,096,145	3,217,953	8,777,445	7,977,023
Other income	143,472	163,286	599,825	574,649
Total investment income from non-affiliated/non-control investments	7,842,006	8,254,621	17,201,696	19,079,309
Total investment income	7,842,006	8,254,621	17,201,696	19,079,309
EXPENSES
Interest expense	2,431,398	1,906,442	4,314,823	4,079,910
Base Fee	1,434,484	1,010,672	2,823,734	2,241,882
Professional fees	570,265	433,746	1,255,219	907,735
Compensation expense	192,875	168,281	365,597	368,629
General and administrative	428,515	405,498	843,690	778,680
Total expenses before incentive fees	5,057,537	3,924,639	9,603,063	8,376,836
Net Investment Income Incentive Fees	—	—	—	—
Total expenses	5,057,537	3,924,639	9,603,063	8,376,836
Net investment income	2,784,469	4,329,982	7,598,633	10,702,473
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliate/non-control investments	2,537,168	18,736,102	33,583,290	(64,279,524)
Affiliated investments	—	249,793	—	(2,182,701)
Total net change in unrealized appreciation/(depreciation) on investments	2,537,168	18,985,895	33,583,290	(66,462,225)
Net realized gains/(losses):
Non-affiliated/non-control investments	1,180,480	(2,760,308)	(12,890,651)	(3,037,481)
Extinguishment of debt	—	—	—	(5,211)
Total net realized gains/(losses)	1,180,480	(2,760,308)	(12,890,651)	(3,042,692)
Net increase/(decrease) in net assets resulting from operations	$6,502,117	$20,555,569	$28,291,272	$(58,802,444)
Net increase in net assets resulting from net investment income per common share (Basic and Diluted):	$0.06	$0.09	$0.15	$0.22
Net increase/(decrease) in net assets resulting from operations per common share (Basic and Diluted):	$0.13	$0.41	$0.57	$(1.19)
Weighted average shares of common stock outstanding (Basic and Diluted):	49,613,141	49,589,607	49,601,485	49,363,588
Distributions per share	$0.105	$0.201	$0.210	$0.402

FINANCIAL HIGHLIGHTS – (unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Per Share Data
Net asset value at beginning of period	$4.88	$3.32	$4.55	$5.12
Net investment income(1)	0.06	0.09	0.15	0.22
Net realized and unrealized capital gains (losses)(2)	0.08	0.33	0.42	(1.40)
Net change in net asset value from operations	0.14	0.42	0.57	(1.18)
Distributions per share from net investment income	(0.09)	(0.17)	(0.17)	(0.33)
Tax return of capital distributions	(0.02)	(0.03)	(0.04)	(0.07)
Total distributions(3)	(0.11)	(0.20)	(0.21)	(0.40)
Effect of shares issued, net of offering expenses	—	—	—	—
Effect of shares repurchased, gross	—	—	—	—
Net asset value at end of period	$4.91	$3.54	$4.91	$3.54
Per share market value at beginning of period	$4.64	$2.55	$3.05	$5.44
Per share market value at end of period	$4.91	$2.80	$4.91	$2.80
Total return based on Market Value(4)	8.09%	17.84%	68.85%	(41.94)%
Total return based on Net Asset Value(5)	2.69%	12.68%	12.44%	(23.01)%
Shares outstanding at end of period	49,624,422	49,589,607	49,624,422	49,589,607

Ratios/Supplemental Data
Net assets at end of period (000’s)	243,463	175,327	243,463	175,327
Average net assets (000’s)	242,754	170,033	238,270	188,562
Ratio of expenses to average net assets(6)	8.33%	9.23%	8.06%	8.88%
Ratio of net investment income to average net assets(6)	4.59%	10.19%	6.38%	11.35%
Portfolio turnover rate(7)	1.07%	4.75%	7.11%	6.47%

____________

(1)	Represents per share net investment income for the period, based upon weighted average shares outstanding.
(2)	Net realized and unrealized gains/(losses) include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year. The amounts and sources of distributions reported are only estimates (based on an average of the reported tax character historically) and are not being provided for U.S. tax reporting purposes.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.

(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Ratio of expenses to average net assets:
Expenses before incentive fees	8.33%	9.23%	8.06%	8.88%
Net investment income incentive fees	—%	—%	—%	—%
Capital gains incentive fees	—%	—%	—%	—%
Ratio of expenses, excluding interest expense, to average net assets	4.33%	4.75%	4.44%	4.56%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy.  Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280